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                                                                  EXHIBIT 5.1

FORD
[LOGO]

Ford Motor Credit Company                             The American Road
                                                      P.O. Box 6044
Hurley D. Smith                                       Dearborn, MI  48121-6044
Secretary and Corporate Counsel
313-594-9876
                                                      May 10, 1994

Ford Motor Auto Receivables Corporation
The American Road
Dearborn, Michigan  48121

Dear Sirs:

        The undersigned, Secretary and Corporate Counsel of Ford Credit Auto Receivables Corporation (the "Company"), has acted as counsel for the Company in connection with Registration Statement No. 33-53491, as amended (the "Registration Statement"), filed by the Company on behalf of the Ford Credit 1994-A Grantor Trust (the "Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by the Trust of certificates representing fractional undivided interests in the Trust. The Certificates are to be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be entered into among the Company, Ford Motor Credit Company and Chemical Bank, as trustee (the "Trustee").

        In that connection, I have examined, or caused to be examined, originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion. Based upon the foregoing, I am of opinion that the Certificates, when duly executed and authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement and issued and delivered against payment therefor, will be legally issued, fully paid and nonassessable.

        I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

                                        Very truly yours,



                                        /s/ Hurley D. Smith